SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 25, 2003

Date of Report

(Date of earliest event reported)

FISHER COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Washington (State or Other Jurisdiction of Incorporation)	000-22439 (Commission File No.)	91-0222175 (IRS Employer Identification No.)

1525 One Union Square, 600 University Street, Seattle, Washington, 98101-3185

(Address of Principal Executive Offices, including Zip Code)

(206) 404-7000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure

On April 25, 2003, Fisher Communications, Inc., issued a press release announcing the results of its 2003 Annual Meeting of Shareholders, the retirement of Donald G. Graham, Jr., as Chairman of the Board of Directors, the election of Phelps K. Fisher as Chairman of the Board of Directors and the elimination of certain executive officer positions as part of Fisher Communications’ ongoing restructuring process. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits

99.1 Press Release of Fisher Communications, Inc. issued April 25, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISHER COMMUNICATIONS, INC.

Dated: April 25, 2003	By	/s/ DAVID HILLARD
David D. Hillard Senior Vice President Chief Financial Officer

Exhibit Index

99.1	Press Release issued April 25, 2003.